
                                              TOTAL SYSTEM SERVICES, INC.
                                Statement re Computation of Per Share Earnings


The following computations set forth the calculations of primary and fully diluted earnings per share for the twelve months ended December 31, 1996, 1995 and 1994.
                                                       Twelve Months Ended      Twelve Months Ended           Twelve Months Ended
                                                        December 31, 1996        December 31, 1995             December 31, 1994
                                                    ------------------------   --------------------------    -----------------------
                                                                     Fully                      Fully                    Fully
                                                     Primary        Diluted     Primary        Diluted      Primary     Diluted
                                                     Earnings      Earnings     Earnings      Earnings     Earnings     Earnings
                                                    Per Share      Per Share   Per Share      Per Share    Per Share   Per Share
                                                    ---------      ---------   ---------      ---------    ---------   ---------

Net income                                        $ 39,437,181   $ 39,437,181  $ 27,730,102 $ 27,730,102 $ 22,490,144 $ 22,490,144
                                                   ===========    ===========   ===========  ===========  ===========  ===========
Weighted average number of common shares
  outstanding                                      129,287,493    129,287,493   129,263,226  129,263,226  129,259,124  129,259,124

Increase due to assumed issuance of shares
  related to stock options outstanding                 163,605        167,903       130,086      153,588      110,548      127,718

Increase due to contingently issuable
  shares associated with an acquisition                      -              -        21,978       21,978            -       75,302
                                                   -----------    -----------   -----------  -----------  -----------  -----------
Adjusted weighted average number of common
  and common equivalent shares outstanding         129,451,098    129,455,396   129,415,290  129,438,792  129,369,672  129,462,144
                                                   ===========    ===========   ===========  ===========  ===========  ===========
Net income per common and common equivalent share $        .30   $        .30  $        .21 $        .21 $        .17 $        .17
                                                   ===========    ===========   ===========  ===========  ===========  ===========